Exhibit 99.4

CONSENT OF LUIS TELLEZ KUENZLER

The undersigned hereby consents to the references to [him/her] as being considered as director of Grupo Aeroportuario del Pacifico S.A. de C.V. (the “Company”) in the Company’s Registration Statement on Form F-1.

/s/ LUIS TELLEZ KUENZLER

Mexico City, Mexico February 20, 2006